Exhibit 21.1

Delek Logistics Partners, LP
Subsidiaries of the Registrant

Company Name:	State of Incorporation:
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Delek Permian Pipeline Holdings, LLC	DE
Delek Permian Pipeline Finance, LLC	DE
W2W Finance, LLC	DE
Delek W2W, LLC	DE
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
DKL Caddo, LLC	DE
DKL RIO, LLC	DE
DKL Permian Gathering, LLC	TX
DKL Big Spring, LLC	DE
Delek Logistics Finance Corp	DE
DKL Pipeline, LLC	DE
DKL Transportation, LLC	DE
DKL Delaware Gathering, LLC	DE
DKL Delaware Holding – NM, LLC	DE
DKL Delaware Operating – NM, LLC	DE
DKL Delaware Marketing, LLC	DE
DKL Energy – Cottonwood, LLC	DE
DKL Energy – Lynch, LLC	DE
DKL Field Services, LLC	DE
DKL G&P Solutions, LLC	DE
DKL Hat Mesa II – NM, LLC	DE
DKL Neptune Recycling, LLC	DE
DKL Water Gathering Intermediate, LLC	DE
DKL Water Gathering, LLC	DE
DKL Water Gathering Permian, LLC	DE
DKL Water Intermediate Holdings, LLC	DE
DKL Water Midstream, LLC	DE
DKL Water Midstream Operating, LLC	DE
DKL Energy Partners, LLC	DE